Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1, of our report dated June 29, 2020, relating to the balance sheet of Broadstone Acquisition Corp. as of June 17, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from May 13, 2020 (inception) through June 17, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 8, 2020